EXHIBIT 11
                                U S WEST, Inc.
                   Computation of Earnings Per Common Share
                   (In Thousands, Except Per Share Amounts)



                                                              1994                                   1993
                                                4th Quarter               YTD          4th Quarter          YTD
                                                -----------           ----------       -----------      -----------
Income  from continuing operations                $409,523            $1,426,505        $264,025           $475,858

Discontinued operations:
  Income to June 1, 1993, net of tax                   -                     -               -               38,526
  Estimated loss from June 1, 1993
    through disposal, net of tax                       -                     -               -             (100,000)
  Income tax rate change                               -                     -               -              (20,000)
                                                -----------           ----------       -----------      -----------
Income before extraordinary items                  409,523             1,426,505         264,025            394,384
Extraordinary items (net of tax):
  Discontinuance of SFAS No. 71                        -                     -               -           (3,123,000)
  Early extinguishment of debt                         -                     -               -              (77,220)
                                                -----------           ----------       -----------      -----------
Net income (loss)                                  409,523             1,426,505         264,025         (2,805,836)
Less preferred dividends                               875                 1,167             -                  -
                                                -----------           ----------       -----------      -----------
Net income (loss) available for
  common share calculation                        $408,648            $1,425,338        $264,025        ($2,805,836)
                                                ===========           ==========       ===========      ===========
EARNINGS (LOSS) PER COMMON SHARE:

Weighted average common shares                     460,079               453,316         429,196            419,365
  outstanding                                   ===========           ==========       ===========      ===========
Income from continuing operations                    $0.89                 $3.14           $0.62              $1.13
Discontinued operations:
  Income to June 1, 1993, net of tax                   -                     -               -                 0.09
  Estimated loss from June 1, 1993
    through disposal, net of tax                       -                     -               -                (0.24)
  Income tax rate change                               -                     -               -                (0.04)
                                                -----------           ----------       -----------      -----------
Income before extraordinary items                     0.89                  3.14            0.62               0.94

Extraordinary items (net of tax):
  Discontinuance of SFAS No. 71                        -                     -               -                (7.45)
  Early extinguishment of debt                         -                     -               -                (0.18)
                                                -----------           ----------       -----------      -----------
Earnings (loss) per common share                     $0.89                 $3.14           $0.62             ($6.69)
                                                ===========           ==========       ===========      ===========





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

EXHIBIT 11
                                U S WEST, Inc.
                   Computation of Earnings Per Common Share
                   (In Thousands, Except Per Share Amounts)



EARNINGS (LOSS) PER COMMON AND COMMON
  EQUIVALENT SHARE:
                                                              1994                                1993
                                                4th Quarter               YTD          4th Quarter        YTD
                                                -----------           ----------       -----------      --------
Weighted average common shares                    460,079               453,316          429,196        419,365
  outstanding
Incremental shares from assumed
  exercise of stock options                           344                   469              482            424
                                                -----------           ----------       -----------      --------
     Total common shares                          460,423               453,785          429,678        419,789
                                                ===========           ==========       ===========      ========

Income from continuing operations                   $0.89                 $3.14            $0.61          $1.13
Discontinued operations:
  Income to June 1, 1993, net of tax                  -                     -                -             0.09
  Estimated loss from June 1, 1993
    through disposal, net of tax                      -                     -                -            (0.24)
  Income tax rate change                              -                     -                -            (0.04)
                                                -----------           ----------       -----------      --------
Income before extraordinary items                    0.89                  3.14             0.61           0.94
Extraordinary items (net of tax):
  Discontinuance of SFAS No. 71                       -                     -                -            (7.45)
  Early extinguishment of debt                        -                     -                -            (0.18)
                                                -----------           ----------       -----------      --------
Earnings (loss) per common and                      $0.89                 $3.14            $0.61         ($6.69)
  common equivalent share                       ===========           ==========       ===========      ========


EXHIBIT 11
                                U S WEST, Inc.
                   Computation of Earnings Per Common Share
                   (In Thousands, Except Per Share Amounts)


EARNINGS (LOSS) PER COMMON SHARE-ASSUMING
   FULL DILUTION:
                                                              1994                                1993
                                                4th Quarter               YTD          4th Quarter        YTD
                                                -----------           ----------       -----------      --------
Income from continuing operations                 $409,523            $1,426,505         $264,025       $475,858
Interest on Convertible Liquid Yield
  Option Notes (LYONS)                               5,635                21,872            5,417            *
                                                -----------           ----------       -----------      --------
Adjusted income from continuing operations         415,158             1,448,377          269,442        475,858
Less preferred dividends                               875                 1,167              -              -
                                                -----------           ----------       -----------      --------
Adjusted income from continuing
  operations available for common                 $414,283            $1,447,210         $269,442       $475,858
  share calculation                             ===========           ==========       ===========      ========

Weighted average common shares
  outstanding                                      460,079               453,316          429,196        419,365
Incremental shares from assumed
  exercise of stock options                            344                   469              482            464
Shares issued upon conversion of LYONS               9,894                10,057           10,233            *
                                                -----------           ----------       -----------      --------
     Total common shares                           470,317               463,842          439,911        419,829
                                                ===========           ==========       ===========      ========

Adjusted income from continuing operations           $0.88                 $3.12            $0.61          $1.13

Discontinued operations:
  Income to June 1, 1993, net of tax                   -                     -               -              0.09
  Estimated loss from June 1, 1993
    through disposal, net of tax                       -                     -               -             (0.24)
  Income tax rate change                               -                     -               -             (0.04)
                                                -----------           ----------       -----------      --------
Income before extraordinary items                     0.88                  3.12            0.61            0.94
Extraordinary items (net of tax):
  Discontinuance of SFAS No. 71                        -                     -               -             (7.45)
  Early extinguishment of debt                         -                     -               -             (0.18)

Earnings (loss) per common share                     $0.88                 $3.12           $0.61          ($6.69)
  assuming full dilution                        ===========           ==========       ===========      ========


* Amounts are excluded from fully diluted earnings (loss) per common share calculation due to their anti-dilutive effect.




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